Sub-Item 77O
Rule 10f-3 Transactions

DREYFUS MUNICIPAL BOND OPPORTUNITY FUND

On June 25, 2008, Dreyfus Municipal Bond Opportunity Fund (the "Fund"), formerly Dreyfus Premier Municipal Bond Fund, purchased $5,000,000 of California State General Obligation – Rated: A1 (Moody's) / A+ (S&P) / A+(Fitch) – CUSIP# 13063A2X1 (the "Bonds"). The Bonds were purchased from **Citigroup Global Markets, Inc.**, a member of the underwriting syndicate offering the Bonds, from their account. **Pershing**, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Citigroup Global Markets, Inc.
Merrill Lynch & Co.
DEPFA First Albany Securities LLC
Ramirez & Co., Inc.
Backstrom McCarley Berry & Co., LLC
Banc of America Securities LLC
Cabrera Capital Markets Inc,
City National Securities, Inc.
Comerica Securities
E.J. De La Rosa & Co., Inc.
Fidelity Capital Markets Services
Goldman, Sachs & Co.
Great Pacific Securities Inc.
Grigsby & Associates, Inc.
J.P. Morgan Securities Inc.
Jackson Securities, LLC
Lehman Brothers
Loop Capital Markets
Morgan Keegan & Co., Inc.
Morgan Stanley & Co., Incorporated
Nollenberger Capital Partners Inc.
Pershing L.L.C., Principal Trading
Piper Jaffray
Prager, Sealy & Co., LLC
Raymond James & Associates, Inc.
RBC Capital Markets
Rice Financial Products Company (formerly Apex Pryor Securities
Siebert Brandford Shank & Co.
SL Hare Capital
Southwest Securities, Inc.
Stone & Youngberg LLC
Toussaint Capital Partners LLC
Wachovia Bank, National Association
Wedbush Morgan Securities
Wells Fargo Institutional Securities, L.L.C.

Accompanying this statement are materials presented to the Board of Trustees of Dreyfus Municipal Bond Opportunity Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on November 3, 2008.

FRM 101-20
EXHIBIT D

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **DREYFUS PREMIER MUNICIPAL BOND FUND**
2. Anticipated Purchase Date: **06/25/08**
3. Total Net Assets of Account/Fund: **$592,924,200**
4. Type and Description of Security to be Purchased **CALIFORNIA STATE GENERAL OBLIGATION**
5. Credit Rating of Security (Rating/Rating Agency: **A1 MOODYS, A+ S&P, A+ FITCH**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **CITIGROUP GLOBAL MARKETS INC.**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **PERSHING**
8. Issue Size:**$1,500,000,000**
9. CUSIP: **13063A2X1**
10. Amount Purchased by Account/Fund: **$5,000,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0..333%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.87%**
13. Purchase Price of Securities (if at par, so state): **$102.879**
14. Commission/Spread Received by Principal Underwriters: **0.4%**
15. Yield (as applicable): **5.13%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase : **5.13%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A.________; MTONE______; Mellon Private Trust Co. N. A. ________;Other (Describe) **DREYFUS BOARD**

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **YES**
2. Was Security Purchased on Offer Date? (Must be Yes): **YES**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **YES**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **YES**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **NO**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **YES**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X

- This transaction complies with all applicable provisions of the Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?
- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share **of equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box Ž if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) Wealth Management
AND
LOB Portfolio Manager Name (Print) **JAMES S. WELCH** Signature [signature] Date **06/25/08**
AND
LOB CIO/Designate Name (Print) **A. PAUL DISDIER** Signature [signature] Date **06/25/08**
AND
Chief Compliance Officer Name (Print) **JOSEPH W. CONNOLLY** Signature [signature] Date **06/25/08**

To: Nicholas M. Rotunno Phone 412-234-5514 - Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/10/08